UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Ecovyst Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2026, Ecovyst Inc. (the “Company”), through its wholly owned subsidiaries New Structure Subco Inc. (the “US Purchaser”) and EV Industrial Chemical Subsidiary Holdings Inc. (the “Canadian Purchaser” and, together with the US Purchaser, the “Purchasers”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with INEOS Calabrian Holdings Limited (the “US Seller”) and INEOS Calabrian Canada Holdings Limited (the “Canadian Seller” and, together with the US Seller, the “Sellers”), pursuant to which the Purchasers will acquire the entire issued share capital of INEOS Calabrian Holdings Corp. (the “US Target”) and INEOS Calabrian Corporation Canada, Inc. (the “Canadian Target”) (the “Transaction”). The Transaction is expected to be completed in the second quarter of 2026.

Pursuant to the Purchase Agreement, the Purchasers will pay a purchase price of $190 million (the “Purchase Price”), subject to certain customary adjustments specified therein, including for cash and working capital.

The Purchase Agreement contains customary warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications as set out in the Purchase Agreement. The Sellers have provided customary fundamental, business and tax warranties, with the fundamental, business and tax warranties to be repeated at closing. The Purchasers are procuring a warranty and indemnity insurance policy at their own cost, which will provide recourse for any fundamental, business warranty claims and tax covenant claims (other than claims based on fraud). The Purchase Agreement contains limited indemnities.

Each party’s obligation to consummate the Transaction pursuant to the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions as set out therein.

The Purchase Agreement includes customary termination rights and is governed by English law, with disputes to be resolved by ICC arbitration.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Note on Forward-Looking Statements

Some of the information contained in this Form 8-K constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” “aims” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, the timing of the closing of the Transaction, the ability to satisfy or waive the conditions to completion, and the ability to complete the Transaction considering the various closing conditions. Actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that a Material Adverse Change occurs; the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction; unexpected costs, liabilities or delays in connection with the Transaction; legal proceedings initiated in connection with the Transaction; risks related to the integration of the acquired business; regional, national or global political, economic, business, competitive, market and regulatory conditions, including the enactment, schedule and impact of tariffs and trade disputes; currency exchange rates; the effects of inflation; and other factors, including those described in the sections titled “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this Form 8-K. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of May 1, 2026, by and among INEOS Calabrian Holdings Limited, INEOS Calabrian Canada Holdings Limited, INEOS Enterprises Holdings Limited, Ecovyst Inc., New Structure Subco Inc. and EV Industrial Chemical Subsidiary Holdings Inc.*

104	The cover page from this Current Report on Form 8-K of Ecovyst Inc., formatted in Inline XBRL and included as Exhibit 104

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2026	Ecovyst Inc.

	By:	/s/ Michael Feehan
	Name:	Michael Feehan
	Title:	Vice President and Chief Financial Officer